SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 29, 2002
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                 America's Senior Financial Services, Inc.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   	0-25803               65-0181535
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(STATE OR OTHER JURISDICTION        (COMMISSION           (IRS EMPLOYER
         OF INCORPORATION)          FILE NUMBER)          IDENTIFICATION
NUMBER)

                10800 Biscayne Blvd. Suite 500 Miami, FL. 33161
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE 305-751-3232

                                 NOT APPLICABLE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                       1




















ITEM   2.        ACQUISITIONS OR DISPOSITION OF ASSETS

         On January 29, 2002 the Company' subsidiary, Jupiter Mortgage Corporation, purchased the assets of Dupont Mortgage Group, Inc. consisting of its mortgage wholesale lending business and certain furniture, equipment and office lease in Tampa, Florida where Dupont conducted such business. The Company paid Dupont $200,000 from Jupiter's working capital and 1,100,000 shares of the Company's common stock. The Company intends to continue such business.


Item  7. Financial Statements and Exhibits

         c)       Exhibits

                  Exhibit #   Description of Exhibit

15.	Asset Purchase Agreement dated December 31, 2001 between
      the Company  , Jupiter Mortgage Corporation and Dupont
      Mortgage Group Inc.

                  99. Press release dated January 31, 2002 announcing the acquisition of Dupont Mortgage Group, Inc.

                                  Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               America's Senior Financial Services, Inc.

                                      BY:  /s/ Nelson Locke
                                  -------------------------------------

                                           Nelson Locke, Chairman

DATED: February 14, 2002

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EXHIBIT INDEX

Ex#     Exhibit Description

        15.	Asset Purchase Agreement dated December 31, 2001 between
            the Company , Jupiter Mortgage Corporation and Dupont Mortgage Group Inc.

        99. Press release dated January 31, 2002 announcing the acquisition of Dupont Mortgage Group, Inc. Asset Purchase Agreement with Dupont Mortgage Group Inc.













































										EXHIBIT 15


 ASSET PURCHASE AGREEMENT

THIS AGREEMENT (this "Agreement") is made December 31, 2001, (the "Effective Date"), by and among AMERICA'S SENIOR FINANCIAL SERVICES, INC., a Florida corporation, ("ASFS"); JUPITER MORTGAGE CORPORATION, a Florida corporation ("JMC") and wholly-owned subsidiary of ASFS, and together with ASFS, the "ASFS Companies"; and DUPONT MORTGAGE GROUP, INC., a Florida corporation, ("Dupont"). ASFS, JMC and Dupont are referred to herein individually as "Party" and collectively as "Parties."

W I T N E S S E T H:

WHEREAS, Dupont is, among other things, in the business of wholesale mortgage loans, together with other services directly related thereto, in Florida, with its principal place of business in Tampa, Hillsborough County, Florida, (the "Subject Business"); and

WHEREAS, ASFS, along with its wholly owned subsidiaries, Dow Guarantee Corp. and JMC, is, among other things, a licensed mortgage lender active in originating, processing and obtaining funding for forward and reverse mortgage loans secured by single family residences which are funded by financial institutions or independent investors, with its principal place of business in Jupiter, Palm Beach County, Florida; and

WHEREAS, the Boards of Directors of ASFS Companies and Dupont have determined that it is in the best interests of their respective shareholders for ASFS, through its wholly owned subsidiary, to acquire certain assets of Dupont upon the terms and subject to the conditions set forth in this Agreement; that further, in order to effectuate the transaction, the Parties have agreed, subject to the terms and conditions set forth in this Agreement, to have JMC acquire certain assets from Dupont so that Dupont continues separately as a surviving corporation, which retains certain separate and prior legal obligations;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:

ARTICLE I
Purchase and Sale of Assets

1.1	Assets, Properties and Business to be Transferred.  Subject to the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "Corporations Code") as of the Closing Date (as hereinafter defined) Dupont sells, transfers, assigns, conveys and delivers to JMC, and JMC agrees to purchase from Dupont, the following specifically described assets, rights, properties and business of the Subject Business, in each case free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of every kind (hereinafter collectively referred to as the "Purchased Assets"), so that after such sale and purchase the separate corporate existence of JMC shall be retained in ASFS and Dupont shall continue as a surviving corporation, which retains certain separate and prior legal obligations:

(a)	Seller's right, title, interest and claim in and to real property located at 1408 North Westshore Boulevard, Suite 1004, Tampa, Hillsborough County, Florida, ("Office"), as a lessee pursuant to that certain Lease Agreement dated as of August 13, 1998, and made by and between _______________________, as
Landlord, and _______________________, as Tenant (the "Office Lease");

(b)	All tangible property, leasehold improvements, fixtures, furniture, machinery and equipment owned by Dupont, located at the Office, including, without limitation, those of such property listed in any Schedule 1.1(b) annexed hereto ("Office Assets");

(c)	All of Dupont's inventory of supplies and other materials exclusively used for the Subject Business, including such materials located at the Office as of the Closing Date, hereinafter defined, and such materials specifically listed on Schedule 1.1(c) annexed hereto, as well as Dupont's right to receive such inventory ordered by Dupont from suppliers prior to and not received by Dupont as of the Closing Date (the "Inventory");

(d)	All of Dupont's rights in, to and under contracts with its suppliers of inventory, services and equipment and other contracts described in Schedule 1.1(d) annexed hereto, and which are to be assigned to JMC at Closing, to the extent transferable, except the liabilities or obligations expressly excluded under terms of this Agreement or entered into in violation of such contracts or this Agreement (the "Contracts");

(e)	All of Dupont's rights with respect to any telephone numbers relating to the Subject Business;

(f)	All books and records of Dupont, other than the general corporate records described in Section 1.2, which relate to the Subject Business, including, without limitation, all customer files, surveys, promotional literature and photographs, health and safety information, and training materials utilized by Dupont for the Subject Business, subject always, however, to the provisions of
Section 7.2 hereof; and

(g)	ASFS and Dupont, their successors and assigns, agree that the shareholders of Dupont shall retain control of the shareholders paid in capital currently being held in a sheltered liability account, and shall keep those assets in that sheltered liability account until December 31, 2002 for the benefit of ASFS.

1.2	Excluded Assets.  Notwithstanding any provision hereof to the contrary, the following shall be excluded from the Purchased Assets and shall be referred to hereinafter as the "Excluded Assets":

(a)	Dupont's bank statements, minute and stock books and similar general corporate records;

(b)	Dupont's rights to refunds of all or any part of federal, state or local taxes for the Subject Business;

(c)	Dupont's rights under this Agreement and the consideration to be paid hereunder;

(d)	Dupont's cash on hand and on deposit;

(e)	Dupont's accounts receivable for the Subject Business;

(f)	Dupont's work-in-progress for the Subject Business and all unfilled customer orders from the Subject Business as of the Closing Date, and all deposits and other payments relating thereto;

(g)	The exclusive right to use the name "Dupont Mortgage" along with trade names, trademarks, and service marks, if any, as further provided for herein, and all goodwill associated with the Subject Business;

(h)	All prepaid utility and security deposits of Dupont, including any such deposits for the Office;

(i)	Insurance policies relating to the Subject Business, except to the extent purchased by Buyer and prorated in accordance with this Agreement;

(j)	All permits, licenses, consents or authorizations issued by, and all registrations and filings with, any governmental agency; and

(k)	Seller's assets, and rights in, to or under the contracts and agreements, if any, as described on any Schedule 1.2(k) annexed hereto (the "Seller's Excluded Contracts");

(l)	All furniture, machinery, equipment, material handling equipment, tools, computers and other tangible personal properties owned by Dupont which are specifically listed on any Schedule 1.2(l) annexed hereto (the "Miscellaneous Excluded Tangible Assets");

ARTICLE II
Purchase Price, Payment and Allocation

2.1.1      2.1     Purchase Price.  The "Purchase Price" to be paid by the ASFS
Companies to Dupont for the Purchased Assets shall be the amount equal of the sum of $200,000.00 ("Cash Portion of Purchase Price"), subject to adjustments and proration, together with the value of One Million One Hundred Thousand (1,100,000) validly issued, fully paid and non-assessable shares to all of which SEC standard Rule 144 restrictions apply ("Shares") of ASFS Common Stock, par value $.001 per share, on hereafter defined Closing Date, all as hereinafter expressly provided.
2.1.2
2.1.3      2.2     Payment.  Dupont acknowledges prior receipt of $10,000.00
deposit towards the Purchase Price from ASFS Companies on January 14, 2002. At the Closing, ASFS shall tender to Dupont an official bank check or wire transfer in the amount of $40,000.00. The balance of the Cash Portion of the Purchase Price of $150,000.00 to be paid without interest nor penalty as available using JMC's best efforts from any single or combination of the following sources: (1) working capital, (2) proceeds from the $15 million Line of Credit (once it is declared effective by the SEC, and ASFS meets the conditions for draw downs), (3) new debt under reasonable conditions, (4) sale of equities other than draw down against the line of credit (under reasonable conditions defined as commercially reasonable and conforming to management's best business judgment regarding the raising of capital, but excluding convertible debentures), (5) private placement of ASFS preferred stock "B" to any qualified investor under reasonable conditions, (6) a private investor, and if such private investor is identified by Mr. Telese that results in a cash funding of $200,000.00 or more, the proceeds shall be guaranteed to retire this liability, and he shall be entitled to a bonus payment of $20,000.00 to be paid in cash or kind at the sole discretion of ASFS. If the balance of the Purchase Price is not paid in full by December 31, 2002, an extension to pay the unpaid balance shall be granted, and ASFS shall pay an additional consideration of 10 per cent of any unpaid balance of the Purchase Price, in cash or kind at ASFS sole discretion. The Purchase Price is subject to adjustments and proration, and ASFS will validly issue and deliver to Dupont the Shares, subject to the following terms and conditions:

		(a)	Before the first, second and third anniversary of the Closing
Date of this Agreement, Dupont (or Dupont's hereinafter defined Authorized
Assignee) shall sell no more than one-third of said Shares of ASFS Stock;
accordingly, only after the first anniversary of the Closing Date may Dupont or the Authorized Assignee sell 366,666 2/3 Shares of the ASFS Stock, only after the second anniversary of the Effective Date may Dupont or Authorized Assignee
sell 366,666 2/3 Shares of the ASFS Stock, and only after the third anniversary of the Effective Date may Dupont or Authorized Assignee sell the remaining
366,666 2/3 Shares of ASFS Stock.  The ASFS Companies hereby warrant and represent that Dupont and/or the Authorized Assignee shall be permitted to sell or otherwise dispose of such Shares upon the expiration of each such anniversary.  On the Closing Date, Dupont agrees to execute and deliver to ASFS any reasonable lock-up or other instrument to reflect such time restrictions upon sale; provided always, however that any such agreement shall reflect
Dupont's or its Authorized Assignee's absolute right (without further demand, deduction, credit or setoff) to sell, transfer or otherwise dispose of such
Shares upon the expiration of such anniversaries as herein provided.

		(b)	The ASFS Companies hereby make the following representations, warranties and acknowledgments to Dupont and any Authorized Assignee with regards to said ASFS Shares:

(i)	Each of the ASFS Companies hereby consents to the transfer of ASFS Shares as provided in this Agreement and waives any right it may have to purchase such Shares or otherwise prevent transfer to Dupont or Dupont's Authorized Assignee in accordance with the terms and conditions hereof. Each of the ASFS Companies shall henceforth take such actions and do such things as from time to time may be necessary to carry out the terms and conditions of such disposition and to permit sale, transfer or other disposition of such Shares to any Authorized Assignee or otherwise upon the lockup expirations upon such anniversaries as herein provided; further, the President, Secretary and other officers of each of the ASFS Companies have been and shall hereafter be authorized and directed, henceforth, to execute and deliver and to take such other actions, execute, acknowledge and deliver such documents and do such things as, from time to time, may be necessary or proper to carry out the conditions, provisions and covenants contained herein.

(ii)	All of the ASFS Shares shall be validly issued, fully paid and non-
assessable shares of ASFS Common Stock, and the ASFS Shares shall have been issued in compliance with all applicable state and federal securities laws and not in violation of any preemptive rights, rights of first refusal or similar rights; and

(iii)	The ASFS Companies shall pay all original issue documentary stamp taxes with respect to the issuance of such Shares under this Agreement and all other fees and expenses necessarily incurred by the ASFS Companies or otherwise in connection with the issuance or delivery of such Shares of ASFS Stock to Dupont or Dupont's Authorized Assignees.

		(c)	Notwithstanding any provision hereof to the contrary, at any time (and from time to time) on or after the Closing Date, Dupont may transfer, assign or other dispose of any or all of its right, title, interest or claim in or to such Shares of ASFS Stock to any employee or shareholder of Dupont
("Authorized Assignee"); provided always, however, that any such Authorized
Assignee shall become party and subject to the lockup restrictions expressly provided in Section 2.2(a) hereof.  Dupont and any applicable Authorized
Assignee shall have all rights as a shareholder with respect to Shares of ASFS
Stock upon the Closing Date hereof, (including without limitation entitlement to vote such shares or to receive any dividend payable thereon), save and except for sale or other transfer contrary to such lockup limitations as provided herein.

		(d)	Notwithstanding any provisions hereof to the contrary, all
terms and provisions of this Section shall survive termination of this Agreement, and the ASFS Companies' obligations under this Section of the Agreement shall remain in full force and effect until Dupont or Dupont's Authorized Assignee has been paid in full in accordance herewith.

2.3	Allocation of Purchase Price.  The Parties hereto acknowledge and agree that the transactions contemplated hereunder must be reported in accordance with Section 1060 of the Internal Revenue Code of 1986 (the "Code"). The parties hereto agree to report the transactions contemplated hereunder for all purposes in accordance with the Purchase Price allocation described on any
Schedule 2.3 annexed hereto. All the parties hereto agree to share information and to cooperate to the extent necessary to permit the transactions to be properly, promptly, and consistently reported.


ARTICLE III
No Assumption of Liabilities

3.1	No Liabilities Assumed by Buyer.  Except as may be expressly provided in
Section 3.2 of this Agreement to the contrary, the ASFS Companies shall not assume, and Dupont shall remain liable to pay, perform and discharge all liabilities and obligations of Dupont whatsoever, including without limitation liabilities arising in connection with (i) any federal, state or local taxes payable in connection with the operation of the Subject Business prior to the Closing Date; (ii) any pending litigation connected with the operation of the Subject Business prior to the Closing Date; (iii) any obligations with respect to employees of or independent contractors hired by Dupont, including without limitation obligations for wages, withholdings, severance pay, vacation pay, or health benefits incurred prior to the Closing Date; (iv) claims with respect to products or services sold by Dupont prior to the Closing Date; (v) any environmental condition concerning Subject Business and coming into existence prior to the Closing Date; or (ii) any obligations with respect to Office, including any rent payments due from Dupont, prior to the Closing Date. Dupont will hold ASFS Companies harmless from and against all direct and indirect costs, expenses and liabilities arising from or relating to any claims by or on behalf of present or former employees of Dupont in respect of any claims for wages, vacation pay, sick pay, benefits, severance pay, termination pay and similar obligations relating to such employees' employment with Dupont prior to the Closing Date or the termination of such employment.

3.2	Liabilities Assumed by ASFS Companies.  Notwithstanding any provision hereof to the contrary, the Parties recognize Dupont is presently leasing the Office under an Office Lease, and in addition to payment of the total Purchase Price, ASFS Companies shall assume and agrees to perform and pay in the ordinary course of business the terms and conditions of the Office Lease accruing after the Closing Date.


ARTICLE IV
Closing of Purchase and Sale

4.1	Closing of the purchase and sale provided for herein (the "Closing") shall take place at the offices of Dupont's attorney at 699 First Avenue North, St. Petersburg, Florida, beginning at 11:00 a.m. on the Effective Date, or at such other time and place as the Parties shall mutually agree upon (the "Closing Date").


ARTICLE V
Representations and Warranties of Dupont

As an inducement to the ASFS Companies to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the ASFS Companies shall rely thereon, Dupont represents and warrants to the ASFS Companies the following as of the Effective Date hereof:

5.1	Corporate Status and Good Standing.  Dupont is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority under its articles of incorporation and by-laws to own and lease its properties, to operate and conduct its business as the same exist at the date hereof, and from and after the Closing Date, to operate and conduct its business.

5.2	Authorization.  Dupont has full corporate power and authority under its articles of incorporation and by-laws, and the Board of Directors and shareholders of Dupont have taken all necessary action to authorize Dupont, to execute and deliver this Agreement. On or prior to the Closing Date, Dupont shall have taken all action necessary to consummate the transactions contemplated hereby and to take all actions required to be taken by Dupont pursuant to the provisions hereof. This Agreement constitutes the valid and binding obligation of Dupont enforceable in accordance with its terms.

5.3	Non-Contravention.  Neither execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, does or will violate, conflict with, result in the breach of any provision of, constitute a default under, result in the termination of or permit any third party to terminate or accelerate the performance required on the part of Dupont by the terms of, any agreement or instrument to which Dupont is a party or by which Dupont or any of its assets is subject or bound, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the Purchased Assets.

5.4	Governmental Approvals.  To the best knowledge of Dupont, no filing with, consent of or approval by any governmental, administrative or regulatory body, agency or commission is required in connection with the sale and transfer of the Purchased Assets by Dupont as contemplated hereby.

5.5	Title, Purchased Assets Complete.  Except for liens arising for current taxes not yet due and payable, Dupont has good and marketable title to the Purchased Assets to be on the Closing Date free and clear of any mortgages, liens, pledges, charges, encumbrances or other obligations or rights of third parties.

5.6	Litigation.  There is no governmental or private litigation proceeding pending against Dupont or any of the Purchased Assets or relating to the Subject Business, and there are no outstanding judgments, orders, writs, injunctions or decrees of any court, government or governmental agency against or affecting Dupont or any of the Purchased Assets.

5.7	Taxes.  Dupont has filed or caused to be filed all federal, state, local, foreign and other tax returns and tax reports ("Tax Returns") which are required to be filed by, or with respect to, the businesses and assets of the Subject Business. Dupont has paid all federal, state, and local income, sales, use, property, occupancy and other tax assessments payable by, or due from, Dupont or adequately provided for such taxes by adequate reserves.

5.8	Contracts.  To the best knowledge of Dupont, Dupont has performed in all material respects all obligations required to be performed by it to date pursuant to the Contracts and is not in default in any material respect under the Contracts, and no other party to any such Contract is in default in the performance of its obligations thereunder.

5.9	Leases.  The Office Lease is the only real property lease which affects or relates to the Subject Business and which binds Seller or to which Seller is a party, and such lease is in full force and effect. Dupont has fully performed in all material respects all obligations on its part to be performed to date under said lease and is current with respect to the payment of all rents and other charges due thereunder.

5.10	Compliance with Law.  To the best knowledge of Dupont, Dupont is not in violation in any material respect of any applicable law, ordinance, regulation, order or decree.


5.11	Insurance.  Dupont is not in default with respect to any provision contained in any policies or binders of fire, liability, product liability, worker's compensation, vehicular, unemployment and other insurance held by or on behalf of Dupont for Subject Business or the Purchased Assets, and there are no pending claims under such insurance policies.

5.12	Labor Relations, Employees, Independent Contractors.  To the best knowledge of Dupont, other than amounts which have not yet become payable in accordance with Dupont's customary practices, which will be paid in a timely manner, (a) Dupont has paid in full to its employees and independent contractors all wages, salaries, commissions, bonuses and other compensation for all services performed by them to date, and (b) Dupont has paid, or will pay in a proper manner, all severance pay and benefits, FICA, withholding taxes and vacation pay and sick pay due for employees with respect to services rendered through the Closing Date, and Dupont is not, and on the Closing Date will not be, subject to any claim for non-payment or non-performance of any of the foregoing.

5.13	Employee Benefit Plans.  Except for Joseph Telese, Darla Koch and any
other employees listed on any Schedule 5.13 annexed hereto, Dupont provides no pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation, or any other employee benefits, or under which any of the employees of the Subject Business are accruing benefits.

5.14	Indebtedness.  Except for liabilities incurred in the ordinary course of business consistent with past practice, there is no indebtedness for money borrowed and owed by Dupont to which any of the Purchased Assets are subject.

5.15	Commissions.  Except for Gene Barkwell or his company, ("Broker"), who shall be paid $25,000.00 by Dupont at Closing, Dupont has not has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


ARTICLE VI
Representations and Warranties of Buyer

As an inducement to Dupont to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Dupont shall rely thereon, the ASFS Companies represent and warrant to Dupont the following as of the Effective Date hereof:

6.1	Corporate Status and Good Standing.  The ASFS Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority under their respective articles of incorporation and by-laws to own and lease its properties, to operate and conduct its business as the same exist at the date hereof, and, and from and after the Closing Date, to operate and conduct the Subject Business.

6.2	Authorization.  The ASFS Companies have full corporate power and authority under their respective articles of incorporation and by-laws and the Board of Directors and shareholders of each such company have taken all necessary action to authorize the ASFS Companies to execute and deliver this Agreement. On or prior to the Closing Date, the ASFS Companies shall have taken all action necessary to consummate the transactions contemplated hereby and to take all actions required to be taken by each of the ASFS Companies pursuant to the provisions hereof. This Agreement constitutes the valid and binding obligation of each of the ASFS Companies enforceable in accordance with its terms.

6.3	Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will violate, conflict with, result in a breach of any material provision of, constitute a default under, result in the termination of or permit any third party to terminate or accelerate the performance required on the part of any of the ASFS Companies by the terms of, or accelerate the maturity of or require the prepayment of any indebtedness of either of the ASFS Companies under, any judgment, order, decree or material agreement or instrument to or by which the ASFS Companies or any of their assets are subject or bound.

6.4	Governmental Approvals.  To the best knowledge of the ASFS Companies, no filing with, consent of or approval by any governmental, administrative or regulatory body, agency or commission is required in connection with purchase of the Purchased Assets as contemplated hereby.

6.5	No Commissions.  None of the ASFS Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


ARTICLE VII
Covenants of the Parties

	The Parties covenant and agree as follows:

7.1	Best Effort.  Each of the Parties will use its commercially reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

7.2	Books and Records.  With respect to all books and records relating to the
Subject Business which are conveyed as part of the Purchased Assets, Dupont shall have the right, at any reasonable time upon reasonable notice, to inspect and copy such books and records at Dupont's sole expense. The ASFS Companies agree to maintain the such books and records in their possession for three years following the Closing Date unless the Parties agree otherwise.

7.3	Limitation of Representations and Warranties.  Each Party acknowledges that no other Party and no other Party's employee, officer, broker, agent or representative has made any representation, assurance, guaranty or warranty (whether expressed or implied, written or oral) regarding the Purchased Assets or the Subject Business, or any matter or thing affecting or relating to this Agreement, except as and the extent specifically recited and contained in this Agreement. Upon Closing, each Party hereby waives and releases all other Parties and their respective employees, officers, brokers, agents and representatives forever from any and all liabilities, obligations and/or losses resulting from any breach of any representation, assurance, guaranty or warranty or non-fulfillment of any covenant or agreement not explicitly recited and contained in this Agreement.


ARTICLE VIII
Covenants of Dupont

Dupont covenants and agrees as follows:

8.1	Examinations and Investigations.  Prior to the Closing Date, the ASFS
Companies have been and shall be entitled through their respective employees and representatives, including, without limitation, its counsel and accountants, to make such investigation of the Purchased Assets and properties, business and operations of Dupont and such examination of the books, records and financial condition of Dupont as desired, provided ASFS Companies do not materially interfere with the normal operations of the Subject Business. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and Dupont shall cooperate fully with the ASFS Companies or their representatives in connection with any such investigation or examination. If this Agreement terminates, the ASFS Companies and their employees and representatives shall keep confidential and shall not use in any manner any information or documents obtained from Dupont in accordance with the provisions hereof and will return to Dupont all tangible embodiments and copies of such confidential documents which are in their possession.

8.2	Consents and Approvals.  Dupont shall use its best efforts, at Dupont's sole expense, to obtain all consents, approvals and waivers of lessors, suppliers and such other third parties as may be necessary to permit the assignment to the ASFS Companies on the Closing Date of Dupont's Contracts and Office Lease and the consummation of the sale of the Purchased Assets to the ASFS Companies pursuant to this Agreement.

8.3	Payment of Dupont's Obligations.  Dupont shall pay, fulfill, perform, and discharge as and when the same are due, all indebtedness, payables, and obligations of any kind arising from the acts and omissions of Dupont.

8.4	Employees.  The ASFS Companies shall have no obligation to offer employment to current employees of Dupont employed in connection with the Subject Business. Dupont shall be responsible for and pay all severance benefits due all employees terminated by Dupont, regardless of whether such employees are hired by the ASFS Companies, as well as all vacation pay, sick pay, bonus pay or other benefits or payments due under Dupont's applicable policies and procedures or under applicable law with respect to services rendered by such employees.


ARTICLE IX
Covenants of ASFS Companies

	ASFS Companies covenant and agree as follows:

9.1	Consents and Approvals.  The ASFS Companies shall cooperate in good faith with Dupont to obtain such consents and approvals as provided in Section 8.2 hereof.

	9.2	Purchased Assets As Is.  The ASFS Companies acknowledge the Purchase
Price for Purchased Assets has been adjusted to compensate for any repairs or defects to or in the Purchased Assets, whether latent or patent and whether now existing or which might hereafter arise or be discovered.  The ASFS Companies acknowledge and agree that the Purchased Assets are being conveyed by Dupont, and shall be accepted by the ASFS Companies "As Is," in their present condition and state of repair with no other warranties of any kind, express or implied, as to merchantability, condition, purpose, fitness, defect or state of repair, other than the warranty of title as set forth herein.  At Closing, the ASFS
Companies agree to acknowledge for Dupont that the ASFS Companies have been given full opportunity to inspect the Purchased Assets; that the ASFS Companies have fully inspected the Purchased Assets to their satisfaction prior to
Closing; and that the ASFS Companies have has not relied upon any statement by
Dupont or any agent, officer or employee of Dupont as to the condition, fitness or state of repair of the Purchased Assets.

ARTICLE X
Survival of Representations and Warranties: Indemnification

10.1	Survival of Representations and Warranties.  All representations and warranties of the Parties contained in this Agreement shall survive the Closing solely for purposes of indemnification pursuant to this Article X, subject always to any applicable statutes of limitations and the limitations of Section
10.6 hereof.

10.2	Dupont Indemnity Agreement.    Subject to the provisions of Section 10.6
hereof, Dupont shall indemnify and hold harmless the ASFS Companies from and against:

		(a)	any and all liabilities and obligations of, or claims or
causes of action against, the ASFS Companies or the Purchased Assets which arise with respect to the Subject Business for any period or periods ending before the Closing Date;

		(b)	any and all liabilities and obligations of, or claims or
causes of action against, the ASFS Companies or the Purchased Assets which arise at any time with respect to any business of Dupont which does not relate to the Subject Business;

		(c)	any and all liabilities, obligations and/or losses resulting from any breach of any representation and warranty or non-fulfillment of any covenant or agreement on the part of Dupont contained in this Agreement, or any misrepresentation in or omission from or non-fulfillment of any covenant on the part of Dupont contained in any other agreement, certificate or other instrument furnished or to be furnished to the ASFS Companies by Dupont pursuant to this Agreement;

		(d)	any and all liabilities, obligations and/or losses resulting from any failure of Dupont to transfer the Purchased Assets free and clear of all claims, liens and encumbrances;

		(e)	any and all liabilities, obligations, and/or losses resulting from Dupont's ownership, operation and/or control of the Purchased Assets or the Subject Business prior to the Closing Date and not otherwise referred to in subsections (a) through (d) hereof; or

		(f)	any and all actions, suits, proceedings, demands, assessments, judgments, interest, costs and expenses, including fees and disbursements of counsel, accountants, consultants and other professionals incident to any of the foregoing or incident to ASFS Companies' efforts to enforce the provisions of this Section 10.2 or collect any amounts due hereunder, in the event either
ASFS Companies is the prevailing party in any such action.

	10.3	 Indemnity Agreement of ASFS Companies.    Subject to the provisions
of Section 10.6 hereof, The ASFS Companies shall indemnify and hold harmless
Dupont from and against:

		(a)	any and all liabilities, obligations and/or losses resulting from any breach of any representation and warranty or non-fulfillment of any covenant on the part of the ASFS Companies contained in this Agreement, or any misrepresentation in or omission from or non-fulfillment of any covenant on the part of the ASFS Companies contained in any other agreement, certificate or other instrument furnished or to be furnished to Dupont by the ASFS Companies pursuant to this Agreement;

		(b)	any and all liabilities, obligations and/or losses resulting from the ASFS Companies' ownership, operation and/or control of the Purchased
Assets or the Subject Business on or after the Closing Date; and

		(c)	all actions, suits, proceedings, demands, assessments,
judgments, interest, costs and expenses, including fees and disbursements of counsel, accountants, consultants and other professionals incident to any of the foregoing or incident to Dupont's effort to enforce the provisions of the
Section 10.3 or collect any amounts due hereunder, in the event Dupont is the prevailing party in any such action.

	10.4	Notice of Loss or Asserted Liability.  Promptly after (a) becoming aware of circumstances that have resulted in a claim or loss ("Loss") for which any party hereto ("Indemnitee") intends to seek indemnification under Section
10.2 or 10.3, as the case may be, or (b) receipt by an Indemnitee of written notice of any demand, claim or circumstance which could give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss subject to indemnification hereunder, the Indemnitee shall give notice thereof ("Claims Notice") to the other party obligated to provide indemnification pursuant to Sections 10.2 or 10.3 ("Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by Indemnitee. Notwithstanding the foregoing, in the event of any failure, delay or deficiency with respect to delivery of a Claims Notice to the Indemnifying Party, such failure, delay or deficiency shall not affect the Indemnitee's right to indemnification for the Loss or Asserted Liability which was or should have been described in such Claims Notice unless, and only to the extent, such failure, delay or deficiency actually impedes the Indemnifying Party's ability to investigate, defend, contest or compromise such Loss or Asserted Liability.

	10.5	 Opportunity to Contest.  Subject to the provisions of Section 10.4, the Indemnifying Party may elect to compromise or contest, at its own expense and by its own counsel, any Asserted Liability.  If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within thirty
(30) days (or sooner, if the nature of the Asserted Liability so requires)
notify the Indemnitee of its intent to do so by sending a notice to the
Indemnitee (the "Contest Notice"), and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such
Asserted Liability.  If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contest its obligation to indemnify under this Agreement, the Indemnitee (upon prior written notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the compromise or contest of such Asserted
Liability at any time before final settlement or determination thereof.
Anything in this Section 10.5 to the contrary notwithstanding, (i) the
Indemnitee shall have the right, at its own cost and expense for its own account, to compromise or contest any Asserted Liability, and (ii) the
Indemnifying Party shall not, without the Indemnitee's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnitee from all liability in respect of such Asserted Liability.  If the Indemnifying Party chooses to contest any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for, shall make its officers and employees available, on a basis reasonably consistent with their other duties, in connection with, and shall otherwise cooperate with, such defense.

	10.6	 Limitations on Liability.  The liability of any Indemnifying Party resulting from the indemnity agreements set forth herein shall be limited or adjusted as follows:

	(a)	A Party's rights to indemnification shall survive the Closing only for a period of one (1) year from the Closing Date. Such survival limitations upon indemnification claims shall have no effect upon any Indemnifiable Claim which was the subject of a Claims Notice delivered to a Party in accordance with Section 10.4 prior to expiration of the applicable survival period for such Indemnifiable Claim, and a Party's rights to indemnification with respect to such Indemnifiable Claim shall survive until the amount of the Indemnifiable Claim is finally determined.

		(b)	Notwithstanding any provision hereof to the contrary,
indemnification rights under this Agreement shall be further limited as to a certain threshold amount, and neither Party shall be entitled to seek indemnification from the other until claims of the Party seeking indemnification exceed Fifteen Thousand ($15,000) Dollars in the aggregate (the "Deductible"). Neither Party shall be obligated to indemnify the other Party for an amount greater than the Purchase Price.

		(c)	Neither Party shall be entitled to actual collection of
indemnification payments from the other pursuant to this Article X until such Party actually incurs the loss, cost or expense resulting from the Indemnifiable Claim for which indemnification is sought; other of a Loss or Asserted Liability in accordance with Section 10.4 hereof or limit the rights of such Party with respect to any Indemnifiable Claim covered under such Claim Notice. In no event shall any Party be entitled to collect indemnification more than once with respect to any one loss, cost or expense sustained by the Party seeking indemnification.

		(e)	 The Parties acknowledge that neither Party shall be entitled to exercise any indemnification rights under this Article X until Closing shall have occurred.

		(d)	 The Parties acknowledge that the remedies hereunder shall be cumulative; provided always, however, that the Parties' respective rights to indemnification under this Article X shall be subject to all limitations upon such rights contained in this Section 10.6 and shall be the sole and exclusive remedy against another Party for damages at law resulting from any breach of any representation, assurance, guaranty or warranty recited in this Agreement.

ARTICLE XI
Taxes, Utilities, Assessments and Similar Adjustments

11.1	Proration of Taxes and Assessments.  Upon the written request of any Party on or before the Closing Date, ad valorem, tangible personal property, and similar taxes and assessments which are assessed annually or periodically for the Purchased Assets and which cover periods prior to the Closing Date shall be prorated on the Closing between Dupont and the ASFS Companies as of the Closing Date. Under such circumstances, the Parties shall each cooperate and provide the other with reasonable access to any information reasonably required to prepare the respective tax returns to be prepared by each of them hereunder.

11.2	Proration of Insurance.  The ASFS Companies shall have the option, but not the obligation, to assume any existing policies of insurance relating to the Purchased Assets. In the event the ASFS Companies elect to assume any such policies, premiums shall be prorated on the Closing Date between the Parties as of the Closing Date.

	11.3	Proration of Utilities and Other Expenses of Office Lease.  Utility
service, rent, and other expenses relating to the Office Lease shall be prorated on the Closing Date between the Parties through the close of business on the Closing Date.  Charges for water, gas, power, light, telephone and other utility service at the Office shall be based upon a reading of the relevant metering device, where possible, or if no such determination is possible, on a daily basis for the relevant current period, and thereafter charges therefore shall be in accordance with agreements contained or referred to herein.
Notwithstanding any other provision of this Agreement to the contrary, prepaid utility and other security deposits shall not be prorated as of the Closing
Date and the rights and interests in the same shall remain in Dupont.

11.4	Cash Modifications.  The Parties acknowledge and agree the Cash Portion of
Purchase Price at Closing shall be adjusted as may be necessary for any proration as herein provided.

ARTICLE XII
Miscellaneous

12.1	Expenses.  Except as otherwise specifically provided in this Agreement, the Parties shall pay their own respective expenses, including the fees and disbursements of their respective counsel, if any, in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions described herein.

12.2	Entire Agreement.  This Agreement, including all schedules and exhibits attached hereto, each of which is incorporated as an integral part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all of the parties hereto.

12.3	Waivers, Consents, and Amendments.  All waivers and consents given hereunder shall be in writing. This Agreement may not be changed orally, but only by an agreement in writing signed by all Parties.

12.4	Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) ten (10) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (and receipted for) by an overnight delivery service..

12.5	Headings.  The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.6	Governing Law and Jurisdiction.  The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Florida. Each of the Parties submits to the jurisdiction of any state court sitting in Broward County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in such courts.

12.7	Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.8	Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

12.9	Further Assurances.  The Parties to this Agreement shall execute and deliver, or cause to be executed and delivered such additional or further transfers, assignments, endorsements, or other instruments as the parties' counsel may reasonably request for the purpose of carrying out the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

"ASFS"

AMERICA'S SENIOR FINANCIAL SERVICES, INC.,


By:______________________________
Title:_____________________________

Attest:___________________________
[CORPORATE SEAL]         		Title:_____________________________


"JMC"

JUPITER MORTGAGE CORPORATION


By:______________________________
Title:_____________________________

Attest:___________________________
[CORPORATE SEAL]         		Title:_____________________________


					"DUPONT"

DUPONT MORTGAGE GROUP, INC.


By:______________________________
Title:_____________________________

Attest:___________________________
[CORPORATE SEAL]         		Title:_____________________________













                                                           Exhibit 99
America's Senior ``AMSE'' Acquires Wholesale Lender, Adds
$125,000,000 to Annual Loan Production
JUPITER, Fla.--(BUSINESS WIRE)--Jan. 31, 2002--America's Senior
Financial Services (OTCBB:AMSE - news) announced previously (November
5, 2001) that it had executed a LOI to acquire the assets and key employees of a Tampa based wholesale lender, DuPont Mortgage, currently serving the mortgage broker and correspondent lender community throughout Florida and Georgia. AMSE expects that on a proforma basis for 2002 this additional business platform should add $125,000,000 to AMSE's gross loan originations, to almost $500,000,000. For year ended 12/31/2002 on a proforma basis, the platform should contribute approximately $400,000 in additional profits. The transaction closed yesterday. Joseph Telese will now join AMSE's Jupiter Mortgage Corporation and will serve as the wholesale platform's senior manager.
With this transaction completed, AMSE now operates four business units all directly managed by the Company's Jupiter Mortgage subsidiary. Jupiter (http://www.jupiter-mortgage.com) will be responsible for the traditional forward mortgage business, the reverse mortgage business, the ``B to B' banking platform, and the wholesale platform. AMSE feels strongly that this evenhanded approach to implementing its business model should create greater stability in a questionable economic environment and should contribute to increased shareholder value.
Recent press releases regarding the Company's business development can be viewed at http://www.siliconinvestor.com/research/news.gsp?s=AMSE.
This release contains forward-looking statements including without limitation statements relating to the company's plans, expectations, intentions, and adequate resources. These statements are made pursuant to the ``safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. Please refer to the company's 10K and 10Q filings for more disclosure about AMSE's results and the risks that could be associated with an investment in the company's common stock. To contact Investor
Relations, write to info@americassenior.com


Contact:

     America's Senior Financial Services, North Miami, Fla.
     Nelson A. Locke, 305/751-3232 x2266
     http://www.americassenior.com